Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), dated as of November 6, 2009, is entered into by and among Vadda Energy Corporation, a Florida corporation ("Vadda"), Mieka Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of Vadda ("Merger Sub"), the Texas partnerships listed on Schedule 1 attached hereto under the subheading "A" (individually, a "TRPA Venture" and, collectively, the "TRPA Ventures") formed under the Texas Revised Partnership Act (the "TRPA"), the Texas partnerships listed on Schedule 2 attached hereto under the subheading "B" (individually, a "TBOC Venture" and, collectively, the "TBOC Ventures" and, together with the TRPA Ventures, the "Ventures"), formed under the Texas Business Organizations Code (the "TBOC"), and Mieka Corporation, a Delaware corporation and the managing partner of each of the Ventures (the "Company").

RECITALS:

WHEREAS, Merger Sub, upon the terms and subject to the conditions of this Merger Agreement, and in accordance with the TBOC and the Delaware General Corporation Law (the "DGCL"), will merge with and into the Company (the "Company Merger") and the Company shall continue as the surviving corporation of the Company Merger;

WHEREAS, each of the Ventures, upon the terms and subject to the conditions of this Merger Agreement, and in accordance with the Florida Business Corporations Act (the "FBCA") and the TRPA or the TBOC, as applicable, will merge with and into Vadda (the "Venture Mergers" and, together with the Company Merger, the "Merger") and Vadda shall continue as the surviving entity of each of such Venture Mergers;

WHEREAS, the Board of Directors of the Company has approved and adopted this Merger Agreement and the transactions contemplated hereby and has recommended approval and adoption of this Merger Agreement (i) by the stockholders of the Company with respect to the Company Merger, and (ii) by the holders of joint venture interest in the Ventures with respect to the Venture Mergers;

WHEREAS, Vadda, which owns approximately 19% of the issued and outstanding common stock, par value $0.001 per share, of the Company ("Company Common Stock") and Moarmoff Trust, which owns the remaining issued and outstanding Company Common Stock have approved and adopted this Merger Agreement and the Company Merger;

WHEREAS, the Board of Directors of Vadda has determined that the Company Merger and the Venture Mergers are advisable and in the best interests of Vadda and its stockholders; and

WHEREAS, the Board of Directors of Merger Sub and the sole stockholder of Merger Sub have approved and adopted this Merger Agreement and the transactions contemplated hereby.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the respective agreements set forth in this Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE COMPANY MERGER

1.1     The Company Merger. Upon the terms and subject to the conditions set forth in this Merger Agreement, and in accordance with the relevant provisions of the DGCL, Merger Sub shall be merged with and into the Company, with the Company being the surviving corporation in the Company Merger (sometimes hereinafter referred to as the "Surviving Corporation"). Upon consummation of the Company Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue to exist as a Delaware corporation and a wholly owned subsidiary of Vadda.

1.2     Effective Time of Company Merger. On or before December 31, 2009, subject to the satisfaction or waiver of the conditions set forth in Article III, the Company Merger shall be consummated by filing a certificate of merger (the "DE Certificate of Merger") with the Secretary of State of Delaware in accordance with the DGCL. The Company Merger shall become effective upon the date and time specified in the DE Certificate of Merger (the "Company Merger Effective Time").

1.3     Effect of the Merger. At the Company Merger Effective Time, the effect of the Company Merger shall be as provided by the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time, all the property, if any, of Merger Sub shall succeed to, be possessed by and vest in the Surviving Corporation, and any duties of Merger Sub shall succeed to, be assumed by and become the duties of the Surviving Corporation, all without further act or deed.

1.4     Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Company Merger Effective Time, the Certificate of Incorporation and Bylaws of the Company, as in effect immediately prior to the Company Merger Effective Time, shall be the certificate of incorporation and bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

1.5     Officers and Directors of the Surviving Corporation. The officers and directors of the Company immediately prior to the Company Merger Effective Time shall, from and after the Company Merger Effective Time, be the officers and directors, respectively, of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

1.6           Effect on Securities.

(a)    Merger Sub Common Stock. At the Company Merger Effective Time, by virtue  of the Company Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.001 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Company Merger Effective Time shall remain issued and outstanding and shall continue as one share of common stock of the Surviving Corporation and each certificate evidencing ownership of any such shares shall continue to evidence ownership of the same number of shares of the capital stock of the Surviving Corporation.

(b)    Company Common Stock. At the Company Merger Effective Time, by virtue of  the Company Merger and without any action on the part of the holder thereof, all shares of Company Common Stock held by Moarmoff Trust immediately prior to the Company Merger Effective Time shall be converted (without the surrender of stock certificates or any other action) into, and Moarmoff Trust will have the right to receive, 69,000,000 shares of common stock, par value $0.001 per share, of Vadda ("Vadda Common Stock"), with the same rights, powers and privileges as the shares so converted, and all such shares of Company Common Stock, when so converted, shall automatically be canceled and retired, shall cease to exist and shall no longer be outstanding. All shares of Company Common Stock held by Vadda shall automatically be canceled and retired and shall cease to exist as of the Company Merger Effective Time and no consideration shall be delivered or deliverable in exchange therefor.

(c)    Company Preferred Stock. At the Company Merger Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of preferred stock, par value $0.001 per share, of the Company ("Company Preferred Stock") that is issued and outstanding immediately prior to the Company Merger Effective Time shall be converted (without the surrender of stock certificates or any other action) into, and the holder thereof will have the right to receive, cash consideration equal to $1.00 or $0.001 per share of Company Preferred Stock (the "Preferred Merger Consideration"). Each share of the Company Preferred Stock, when so converted, shall automatically be cancelled and retired, shall cease to exist and shall no longer be outstanding.

1.7     Exchange of Certificates. From and after the Company Merger Effective Time, the holders of certificates representing Company Common Stock outstanding immediately prior to the Company Merger Effective Time shall cease to have any rights with respect thereto except as otherwise provided herein or by applicable law. On or after the Effective Time, any certificate representing Company Common Stock presented to Vadda or its transfer agent shall be converted into shares of Vadda Common Stock, including any dividends or other distributions to which the holders thereof are entitled, as provided above. From and after the Company Merger Effective Time, the holders of certificates representing Company Preferred Stock outstanding immediately prior to the Company Merger Effective Time shall cease to have any rights with respect thereto, except the right to receive the Preferred Merger Consideration to be issued in exchange therefor as provided above.

ARTICLE II

THE VENTURE MERGERS

2.1     The Venture Mergers. Upon the terms and subject to the conditions set forth in this Merger Agreement, and in accordance with the relevant provisions of the FBCA and the TRPA or the TBOC, as applicable, each of the Ventures shall be merged with and into Vadda, with Vadda being the surviving entity in each of the Venture Mergers (sometimes hereinafter referred to as the "Surviving Entity"). Upon consummation of the Venture Mergers, the separate existence of the Ventures participating therein shall cease, and Vadda shall continue to exist as a Florida corporation.

2.2     Effective Time of Venture Mergers. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article III (1) (a), the applicable Venture Mergers shall be consummated by filing a certificate of merger (the "TX Venture Certificate of Merger") with the Secretary of State of Texas in accordance with the TRPA with respect to the applicable Venture Mergers involving the TRPA Ventures, and articles of merger (the "FL Venture Articles of Merger") with the Florida Department of State in accordance with the FBCA with respect to all of the applicable Venture Mergers. Each of the Venture Mergers shall become effective upon the date and time specified in the TX Venture Certificate of Merger and the FL Venture Articles of Merger (the "Venture Mergers Effective Time").

2.3     Effect of the Venture Mergers. At the Venture Mergers Effective Time, the effect of the Venture Mergers shall be as provided by the provisions of the TRPA or the TBOC, as applicable, and the FBCA. Without limiting the generality of the foregoing, and subject thereto, at the Venture Mergers Effective Time, all the property, if any, of the Ventures shall succeed to, be possessed by and vest in the Surviving Entity, and any duties of the Ventures shall succeed to, be assumed by and become the duties of the Surviving Entity, all without further act or deed.

2.4     Articles of Incorporation and Bylaws of the Surviving Entity. At the Venture Mergers Effective Time, the Articles of Incorporation and Bylaws of Vadda, as in effect immediately prior to the Venture Mergers Effective Time, shall be the articles of incorporation and bylaws of the Surviving Entity, until thereafter changed or amended as provided therein or by applicable law.

2.5     Officers and Directors of the Surviving Entity. The officers and directors of Vadda immediately prior to the Venture Mergers Effective Time shall, from and after the Venture Mergers Effective Time, be the officers and directors, respectively, of the Surviving Entity, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Entity.

2.6     Conversion of Units and Managing Venturer Interest. At the Venture Mergers Effective Time, by virtue of the Venture Mergers and without any action on the part of the holder thereof, each issued and outstanding unit ("Unit") of Venture interest in each Venture shall be converted (without any further action) into, and the holder of such Unit interest (a "Venturer") will have the right to receive, shares of Vadda Common Stock for each such Unit in the amounts set forth opposite such Venture's name on Schedule 1. At the Venture Mergers Effective Time, by virtue of the Venture Mergers and without any action on the part of the holder thereof, the interest of the Company in each Venture shall be converted (without any further action) into, and the Company will have the right to receive, shares of Vadda Common Stock for its interest in the amounts set forth opposite such Venture's name on Schedule 1. No fractional shares of Vadda Common Stock will be issued. Any fractional shares will be rounded to the nearest whole share of Vadda Common Stock. Each Unit, when so converted, shall automatically be cancelled and retired, shall cease to exist and shall no longer be outstanding.

ARTICLE III

CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

3.1     Conditions to Obligations of Vadda, Mieka and Merger Sub. The respective obligations of Vadda, Mieka and Merger Sub to effect the Merger will be subject to the satisfaction of the following conditions, any of which may be waived in whole or part by Vadda and Mieka:

(a)     approval of the Merger by at least 18 of the Ventures by a vote of the outstanding  Units required by each such Venture's Joint Venture Agreement; and

(b)     the representation by no more than 35 Venturers that such Venturers do not  qualify as "accredited investors" (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended).
ARTICLE IV

TERMINATION

4.1.     Termination. This Merger Agreement may be terminated, and the Venture Merger may be abandoned, at any time prior to the Venture Merger Effective Time by either Vadda or the Company if their respective Board of Directors determines for any reason, in its sole judgment and discretion, that the consummation of the Company Merger or any of the Venture Mergers would be inadvisable or not in the best interests of Vadda or the Company or their respective stockholders. The Company Merger may be abandoned, at any time prior to the Company Merger Effective Time by either Vadda or the Company if their respective Board of Directors determines for any reason, in its sole judgment and discretion, that the consummation of the Company Merger or any of the Venture Mergers would be inadvisable or not in the best interests of Vadda or the Company or their respective stockholders. In the event of the termination and abandonment of this Merger Agreement, this Merger Agreement shall become null and void and have no effect, without any liability on the part of Vadda, the Company or Merger Sub, or any of their respective stockholders, directors or officers.

ARTICLE V

MISCELLANEOUS AND GENERAL

5.1.    Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the earlier of the Company Merger Effective Time or any Venture Merger Effective Time, the parties hereto may modify or amend this Merger Agreement; provided, however, that any such modification or amendment subsequent to the Venture Merger Effective Time shall not economically or otherwise harm or disadvantage the Venturers.

5.2.     Counterparts. This Merger Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

5.3.    GOVERNING LAW. THIS MERGER AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

5.4.    Entire Agreement. This Merger Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

5.5.     No Third Party Beneficiaries. This Merger Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

5.6.     Severability. The provisions of this Merger Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Merger Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Merger Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

5.7.     Headings. The headings herein are for convenience of reference only, do not constitute part of this Merger Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

5.8.     Further Assurances. Each party shall execute and deliver such documents and shall take such actions as may be reasonably necessary or desirable to effect the transactions described in this Merger Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Merger Agreement effective as of the date first above written.

Vadda:

VADDA ENERGY CORPORATION, a Florida corporation

By:      /s/ Daro Blankenship
Name: Daro Blankenship
Title:   President

Merger Sub:

MIEKA ACQUISITION CORP., a Texas corporation

By:       /s/Anita Blankenship
Name: Anita Blankenship
Title:   President

Company:

MIEKA CORPORATION,

a Delaware corporation

By:       /s/Anita Blankenship
Name: Anita Blankenship
Title:   President

Ventures:

MIEKA PINE GLEN 2003, a Texas joint venture

By: Mieka Corporation, its Managing Venturer

By:        /s/Anita Blankenship
Name: Anita Blankenship
Title:   President

MIEKA PINE GLEN 2003 II,
   a Texas joint venture

By: Mieka Corporation, its Managing Venturer

By:    /s/Anita Blankenship
Name: Anita Blankenship
Title: President

MIEKA PINE GLEN III 2004,
   a Texas joint venture

By: Mieka Corporation, its Managing Venturer

By:   /s/Anita Blankenship
Name: Anita Blankenship
Title: President

2004 MIEKA SABULA PROJECT A,
   a Texas joint venture

By: Mieka Corporation, its Managing Venturer

By:   s/Anita Blankenship
Name: Anita Blankenship
Title: President

2005 MIEKA PA SABULA PROJECT B,
   a Texas joint venture

By: Mieka Corporation, its Managing Venturer

By:   /s/Anita Blankenship
Name: Anita Blankenship
Title: President

2005 MIEKA PA CRABTREE PROJECT I,
  a Texas joint venture

By: Mieka Corporation, its Managing Venturer

By: /s/Anita Blankenship
Name: Anita Blankenship
Title: President

2005 MIEKA PA CRABTREE PROJECT II,
   a Texas joint venture

By: Mieka Corporation, its Managing Venturer

By:   /s/Anita Blankenship
Name: Anita Blankenship
Title: President

2006 MIEKA PA APOLLO/WEST M PROJECT PHASE I,
   a Texas joint venture

By: Mieka Corporation, its Managing Venturer

By:  /s/Anita Blankenship
Name: Anita Blankenship
Title: President

2006 MIEKA PA APOLLO/WEST M PROJECT PHASE II,
   a Texas joint venture

By: Mieka Corporation, its Managing Venturer

By:  /s/Anita Blankenship
Name: Anita Blankenship
Title: President

2006 MIEKA PA APOLLO/WEST M PROJECT PHASE III,
   a Texas joint venture

By: Mieka Corporation, its Managing Venturer

By:  /s/Anita Blankenship
Name: Anita Blankenship
Title: President

2006 MIEKA PA HACKETT PROJECT,
   a Texas joint venture

By: Mieka Corporation, its Managing Venturer

By:  /s/Anita Blankenship
Name: Anita Blankenship
Title: President

2006 MIEKA KY WARREN PROJECT PHASE I,
   a Texas joint venture

By: Mieka Corporation, its Managing Venturer

By:   /s/Anita Blankenship
Name: Anita Blankenship
Title: President

2007 MIEKA KY WARREN PROJECT PHASE II,
   a Texas joint venture

By: Mieka Corporation, its Managing Venturer

By: /s/Anita Blankenship
Name: Anita Blankenship
Title: President

2007 MIEKA KY WARREN PROJECT PHASE III, a Texas joint venture

By: Mieka Corporation, its Managing Venturer

By: /s/Anita Blankenship
Name: Anita Blankenship
Title: President

2007 MIEKA KY BARNETT PROJECT, a Texas joint venture

By: Mieka Corporation, its Managing Venturer

By:           /s/Anita Blankenship
Name: Anita Blankenship
Title: President

2007 MIEKA KY KINSLOW PROJECT,
  a Texas joint venture

By: Mieka Corporation, its Managing Venturer

By: /s/Anita Blankenship
Name: Anita Blankenship
Title: President

2007-08 MIEKA KY CLIFFORD PROJECT,
  a Texas joint venture

By: Mieka Corporation, its Managing Venturer

By: /s/Anita Blankenship
Name: Anita Blankenship
Title: President

2008 MIEKA KY GROCE PROJECT,
  a Texas joint venture

By: Mieka Corporation, its Managing Venturer

By:       /s/Anita Blankenship
Name: Anita Blankenship
Title: President

SCHEDULE 1

A.TRPA Ventures:

Joint Venture	Number of Shares of Vadda Common Stock Issuable for Each Venture Unit	Number of Shares of Vadda Common Stock Issuable for the Company's Interest in Each Venture
Mieka Pine Glen 2003	70,010	347,950
Mieka Pine Glen 2003 II	87,069	290,231
Mieka Pine Glen III 2004	71,909	215,728
2004 Mieka Sabula Project A	20,143	5,799
2005 Mieka PA Sabula Project "B"	41,183	12,064
2005 Mieka PA Crabtree Project I	20,049	5,349
2005 Mieka PA Crabtree Project II	37,555	13,656
2006 Mieka PA Hackett Project	55,289	16,960

B.TBOC Ventures:

Joint Venture	Number of Shares of Vadda Common Stock Issuable for Each Venture Unit	Number of Shares of Vadda Common Stock Issuable for the Company's Interest in Each Venture
2006 Mieka PA Apollo/West M Project Phase I	44,610	12,670
2006 Mieka PA Apollo/West M Project Phase II	20,062	5,894
2006 Mieka PA Apollo/West M Project Phase III	82,020	24,192
2006 Mieka KY Warren Project Phase I	8,896	2,247
2007 Mieka KY Warren Project Phase II	8,995	1,636
2007 Mieka KY Warren Project Phase III	11,501	2,904
2007 Mieka KY Kinslow Project	12,277	3,412
2007 Mieka KY Barnett Project	6,701	1,778
2007-08 Mieka KY Clifford Project	15,942	3,140
2008 Mieka KY Groce Project	11,544	2,099